Exhibit 10.23

Cooperation Agreement

          This SHARE INVESTMENT AGREEMENT (the “Agreement”), dated as of Nov. 1, 2011, is entered into by and between:

Party A: Tsingda Century Investment Consultant of Education Co., Ltd. (Beijing)

Party B: Beijing ShangXue Educational Technology Co.

I. Terms and Conditions

          Subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

          1. Agreement Amount: Party A shall pay US$1,800,000 to Party B

          2. Management Team Assurance and Operating Profits

          2.1 Management Team Assurance. Party A agrees and warrants that Party B continues to operate its existing business under the leadership of its current management team until the end of 2014. If the financial results of Party B satisfy the financial performance target set forth in Article II of this Agreement, Party A agrees not to replace the existing management team at the end of 2014.

          2.2 Operating Profit Distribution. Upon satisfaction of the financial performance target set forth in Article II of this Agreement and under the premise of Party B’s continued operation, the operating profits of each accounting period shall be distributed in accordance with the resolution of the Board of Directors.

II. Performance Targets Warranties

          After investment, Party A shall assign a new audit to review the financial situation of Party B. Based on the audited financial statements during the following designated period of time, Party B shall guarantee to achieve the performance targets:

          Net profit after tax in 2012 shall not be less than US$500,000;

          Net profit after tax in 2013 shall not be less than US$1,000,000;

          Net profit after tax in 2014 shall not be less than US$2,000,000.

III. Closing

          Party A shall pay the amount of money to the accounts designated in Article VII under the following conventions:

          1. Within 3 days after the signature date of this Agreement, Party A shall pay US$1,000,000 (or its equivalent in RMB, with the exchange rate determined as 1USD=6.32RMB) to Party B as a deposit.

          2. Within 90 days after the signature date of this Agreement, Party A shall pay US$250,000 to Party B.

          3. After signature date of this Agreement, upon satisfaction of the financial performance target set forth in Article II of this Agreement based on its audited financial results of 2012 and no breach of the related requirements specified in the Agreement, Party A shall reserve the right to determine whether or not to pay the remaining US$550,000 to Party B and purchase the 80% equity interest.

          If Party B fails to cross the financial threshold, Party A may choose to suspend the investment or use the paid amount, namely US$1,250,000, to purchase the Party B’s online courseware contents. In the case Party A decides to suspend the investment in Party B, Party B should return all paid amount to Party A within 3 days from the receipt of Party A’s written notice.

IV. Representations and Warranties

          As of the signature date, Party B hereby represents and warrants to Party A the followings:

          All the information provided by Party B should be true and legitimate. Any loss incurred on Party A due to false information provided by Party B, Party B shall bear full responsibility for compensation. Upon the request of Party A, Party B shall return Party A all the paid investment funds. Representations and warranties related matters include but are not limited to the following:

          1. Party B did not violate any applicable law related to its establishment, business operation and property.

          2. Party B has effective franchise, permission, licenses and any other such authorization related to the business Party B is currently engaged in or plans to be engaged in, in case any lack of the above can reasonably cause significant adverse impact. Party B did not violate any such authorization, such as franchise, permission, and license.

          3. No breach of the contract. The business Party B is currently engaged in or plans to be engaged in will not breach the following documents: (a) any term regulated in the organization document of Party B, (b) any term or important provision in the contract Party B as a party or constrained (the “Party B contracts”), or (c) any arbitration, decree, order or law applicable or binding to Party B. Any action, contract or right of Party B has got the permission or did not exceed its authority. The execution, delivery, and performance of this agreement, or the transactions contemplated by this Agreement will not result in the breach of the organization documents of Party B or any term or provision of Party B contracts, no matter with the time going on or with notice in advance (or both), or constitute a default under any equity events related to the asset of Party B (or any obligations of equity events).

          4. Liabilities and contingent liabilities. Party A estimated the investment value of Party B according to the information Party B provided before the date of the signature of this agreement (contain the signature day). Both parties consent and agree that all liabilities and contingent liabilities of Party B, including but not limited to business deposit, tax due to pay, endorsement or guarantee, occurred before the signature date of this Agreement shall be answered by Party B itself, and Party A shall not be involved.

          5. Integrity of assets and equity: Party B should remain various current assets and equity situation before the signature date of this Agreement. The current situation is judged accordance with the data Party B provided to Party A before the signature date of this

Agreement, and accordance with the record date of the data. There should not be a situation, including but not limited to sell, transfer, mortgage, pledge, endorse, or guarantee. If without notification, the above situations lead to the wrong investment judgment or loss of Party A, Party B shall bear full responsibilities for the compensation.

          6. Not competition commitment. Party B guaranties will not, directly or indirectly, individually or jointly with others or through any other person, engage or participate in any business competitive with the business of the group company, and associate with it or its equity after the execution of this Agreement.

V. Financial Management

          To coordinate with the listing process of Party A, Party B agrees that Party B’s chief financial officer should be designate by Party A.

VI. Dispute Resolution and Applicable Law

          This Agreement shall be governed by and construed in accordance with the laws of China. Any controversy, conflict or claim (each called a “dispute”) arising from this Agreement, or any interpretation, violation, termination or validity of this Agreement, shall firstly be resolved through negotiation among parties to the dispute. If the dispute is not resolved in 15 days after notification, any party may notify the other parties to submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance to the arbitration rules. The decision shall be final and binding on each party. The winning party may apply to any ordinary court of competent jurisdiction to enforce the award.

VII. Remittance of Investment Funds

The investment funds shall be paid to the designated account as follows:

Account Name

Bank Name

Account Number

[Signature page]

Party A: Tsingda Century Investment Consultant of Education Co., Ltd. (Beijing)

Signature:

Name: Hui Zhang

Title: CEO

Party B: Beijing ShangXue Educational Technology Co.

Signature:

Name: Xiaolin Wu

Title:

Signature date: November 1, 2011